EXECUTION COPY


                       HSBC AMERICAS, INC.

                     Medium-Term Senior Notes
           Due More than Nine Months from Date of Issue

                      DISTRIBUTION AGREEMENT

                                                  August 21, 1998


To the Agents listed on Exhibit A
hereto and to each additional person
that shall become an Agent as
provided in Section 1(f) of this Agreement.

Ladies and Gentlemen:

           HSBC Americas, Inc., a Delaware corporation (the "Company"), has authorized and proposes to issue and sell from time to time in the manner contemplated by this Agreement up to $400,000,000 in aggregate initial offering price of its Medium-Term Senior Notes (the "Notes"). The Notes are to be issued pursuant to an Indenture dated as of October 24, 1996 between the Company and Bankers Trust Company (the "Trustee"), as trustee (such Indenture, as amended or supplemented from time to time, the "Indenture").

           The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-53647) for the registration of debt securities (both senior and subordinated) and shares of preferred stock under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC, and the Trustee has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus relating to the offer and sale of the Company's debt securities constituting a part thereof, as supplemented by a prospectus supplement dated on or about the date hereof relating to the Notes, including all documents incorporated therein by reference, each as from time to time amended or supplemented, as the case may be, through the date of the relevant reference in this Agreement to the Registration Statement or Prospectus, by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or the 1933 Act, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule

424(b) or Rule 434 of the 1933 Act Regulations, the term
"Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

           The Company confirms its agreement with each of you
(individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Company of the Notes as follows:

      Appointment of Agents.

           Appointment. Subject to the terms and conditions stated herein, the Company hereby appoints each of you as Agent in connection with the offer and sale of the Notes. Notwithstanding the foregoing or any other provision herein to the contrary, the Company reserves the right to sell Notes, at any time, on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through an agent for such purchaser. Upon the sale of any Notes directly by the Company to an unsolicited purchaser, no Agent named herein shall be entitled to any commission pursuant to this Agreement.

           Solicitations as Agent. Subject to the terms and conditions set forth herein, each Agent agrees, severally and not jointly, as agent of the Company, to use its reasonable best efforts when requested by the Company to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus and the Administrative Procedures with respect to the sale of Notes as may be agreed upon from time to time between the Agents and the Company (the "Procedures"). Initial Administrative Procedures dated August 21, 1998 shall remain in effect until changed by the Agents and the Company. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures. Notwithstanding any provision herein to the contrary, the Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases of the Notes until such time as the Company has advised the Agents that such solicitation may be resumed.

           Each Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes by persons solicited by the Agent, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection shall not be deemed a breach of the Company's agreement herein.

           All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent. The purchase price, interest rate (if applicable), maturity date and other terms of the Notes (as applicable) specified in Exhibit B hereto shall be agreed upon by the Company and such Agent and set forth in a pricing supplement to the Prospectus (a "Pricing Supplement") to be prepared following each acceptance by the Company of an offer for the purchase of Notes.

           Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agent shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason other than the gross negligence of the Agent. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent for such purchase harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any commission to which it would be entitled in connection with such sale.

           Commissions. For those offers to purchase Notes accepted by the Company, the Agent shall be paid a commission. Unless otherwise agreed between the Company and the Agent and disclosed in a Pricing Supplement, such commission shall be an amount equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Exhibit C hereto.

           Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but an Agent and the Company may expressly agree from time to time that such Agent shall purchase Notes as principal. In the event that an Agent and the Company shall expressly so agree, Notes shall be purchased by such Agent as principal. Unless otherwise agreed between the Company and the Agent and disclosed in a Pricing Supplement, each Note sold to an Agent as principal shall be purchased by such Agent at a price equal to 100% of the principal amount thereof less a discount equivalent to the applicable commissions set forth in Exhibit C hereto and may be resold by such Agent at prevailing market prices at the time or times of resale as determined by such Agent. Such purchases as principal shall otherwise be made in accordance with terms agreed upon by the Agent and the Company, by written agreement substantially in the form of Exhibit D hereto (a "Terms Agreement") relating to such purchase, but may take the form of an exchange of any standard form of written telecommunication between the Agent and the Company. The Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations, warranties and covenants of the Company herein contained and shall be subject to the terms and conditions set forth herein, including Section 10(b) hereof.

           Sub-Agents. An Agent may engage the services of any other broker or dealer in connection with the resale of any Notes purchased as principal but no Agent may appoint sub- agents. In connection with sales by an Agent of Notes purchased by such Agent as principal to


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


other brokers or dealers, such Agent may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

           Appointment of Additional Agents. Notwithstanding any provision herein to the contrary, the Company reserves the right to appoint additional agents for the offer and sale of Notes, which agency may be on an on-going basis or on a one-time basis. Any such additional agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, including the form of letter attached hereto as Exhibit E, and delivery to the Company of addresses for notice hereunder and under the Procedures. After the time an Agent is appointed, the Company shall deliver to the Agent, at such Agent's request, copies of the documents delivered to other Agents under Sections 4(a), 4(b) and 4(c), and the initial comfort letter delivered under Section 6(d), and, if such appointment is on an on-going basis, Sections 6(b), 6(c) and 6(d) hereof.

           Reliance. The Company and the Agents agree that any Notes the placement of which an Agent arranges shall be placed by such Agent in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein or provided in the Procedures.

           Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold or otherwise monitoring the availability of Notes for sale under the Registration Statement.

      Representations and Warranties.

           The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus is amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the SEC the Registration Statement, which has become effective.


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



      Such Registration Statement meets the requirements of Rule
      415(a)(1) under the 1933 Act and complies in all other material respects with said Rule.

                As of the date hereof, when the Prospectus as supplemented with respect to the Notes is first filed pursuant to Rule 424 under the 1933 Act, when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement) and as of any other applicable Representation Date, (a) the Registration Statement, the Prospectus, and the Indenture comply and will comply in all material respects with the applicable requirements of the 1933 Act, the 1939 Act and the 1934 Act and the respective rules and regulations thereunder, (b) the Registration Statement does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (c) the Prospectus does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the 1939 Act of the Trustee or (y) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for inclusion in the Registration Statement or the Prospectus.

           Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to an Agent or to counsel for such Agent in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto (and it is understood that such representation and warranty shall relate only to the time as of which such certificate is given and insofar as it relates to the Registration Statement and Prospectus shall relate to the Registration Statement and Prospectus as amended and supplemented to the time of such certificate).

      Covenants of the Company.

           The Company covenants with the Agents as follows:

           Notice of Certain Events. The Company will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus (other than with respect to a document filed with the SEC pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and the Prospectus), (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto (other than such a request with respect to a document filed with the SEC pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and the Prospectus), (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) if the rating assigned by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc., as the case may be, to any debt securities of the Company shall have been lowered or if either of such rating agencies shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

           Notice of Certain Proposed Filings. The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the SEC pursuant to the 1934
Act) and, upon request, will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Agents or their counsel reasonably object.

           Copies of the Registration Statement and the Prospectus and 1934 Act Filings. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the Act. The Company will furnish to the Agents copies of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the Commission pursuant to the 1934 Act as soon as practicable after the filing thereof.

           Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing

Supplement with the SEC pursuant to Rule 424(b) under the 1933
Act not later than the close of business on the second business day after the date on which such Pricing Supplement is first used.

           Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agent and to cease sales of any Notes any Agent may then own as principal, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

           Prospectus Revisions -- Periodic Financial
Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and thereafter shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act or the 1934 Act or otherwise.

           Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents and thereafter shall cause the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act or the 1934 Act or otherwise.

           Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

           Blue Sky Qualification. The Company will endeavor, if necessary, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering and sale of the Notes, in any jurisdiction where it is not now so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

           1934 Act Filings. During the period when the Prospectus is required to be delivered under the 1933 Act, the Company will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. During the period when any Notes are outstanding, the Company shall remain subject to the requirements either of
Section 13(a) or Section 15(d) of the 1934 Act, and will file with each Form 10-Q and 10-K an Exhibit 12 Statement regarding Computation of Ratios.

           Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e),
(f) or (g) of this Section during any period beginning on the date on which the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company or, if later, the date thereafter when the Agents shall no longer hold any Notes purchased as principal from the Company, and ending on the earlier of the date when the Company shall request, by written notice to the Agents, that solicitation of purchases of the Notes should be resumed or the date when the Company shall subsequently agree for the Agents to purchase Notes as principal.

      Conditions of Obligations.

           The obligations of an Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through any Agent as agent and any obligation of an Agent to purchase Notes as principal or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

           Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

                Opinion of Special Counsel to the Company. The opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to the Company, to the effect that:

                The Company is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized.

                The Company has corporate power to own its properties and conduct its business as described in the Prospectus.

                The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company, and qualified under the 1939 Act, and is a legal, valid, binding and enforceable agreement of the Company (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity).

                The execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company, and when the terms of the Notes of any series have been established and such Notes have been completed, executed and authenticated, all in accordance with the provisions of the resolutions of the Board of Directors of the Company adopted on May 21, 1998 and August 20, 1998 (the "Board Resolutions") and the Indenture and delivered and paid for pursuant to this Agreement, such Notes will constitute legal, valid, binding and enforceable obligations of the Company (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity), entitled to the benefits of the Indenture.

                The statements set forth under the headings
      "Description of Debt Securities" and "Description of Notes" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions.

                The statements made in the Prospectus under the heading "United States Federal Income Taxation," insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Notes.

                 The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company, and is a legal, valid, binding and enforceable agreement of the Company (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, and except that such counsel need express no opinion with respect to Section 7 of this Agreement providing for indemnification and contribution).

                Any required filing of the Prospectus (including all supplements thereto) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

           In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

           In addition to giving its opinion as required by this subsection (a)(1) above, such special counsel shall deliver a letter of even date with such opinion in which such special counsel shall state, without expressing an opinion thereon, that although they are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness generally of the statements contained in the Registration Statement or the Prospectus (except as provided in clauses (v) and (vi) of subsection (a)(1) above) and make no representation that they have independently verified the accuracy, completeness or fairness generally of such statements (except as aforesaid), on the basis set forth in such letter (i) the Registration Statement (except the financial statements, schedules and other financial and statistical information included therein and any documents incorporated by reference therein, as to which such counsel need to express no opinion) at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1939 Act and the rules and regulations thereunder, other than Regulation S-T under the 1933 Act and such counsel do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus, that are not filed or described as required or threatened by the SEC ; (ii) no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement (other than the financial statements, schedules and other financial and statistical data included therein as to which such counsel need to express no opinion), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) no information has come to such counsel's attention that causes such counsel to believe that the Prospectus (except as aforesaid), as of the date thereof or on the date hereof, contained or contains an untrue statement or a


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


material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) the Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened, by the SEC; and to the best of such counsel's knowledge, no order directed to any document incorporated by reference in the Registration Statement or the Prospectus has been issued by the SEC and remains in effect, and no proceeding for that purpose has been instituted.

                Opinion of Company General Counsel. The opinion of Philip S. Toohey, Executive Vice President, General Counsel and Secretary of the Company, to the effect that:

                Each of the Company and Marine Midland Bank (the "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                All the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiary are owned, directly or indirectly, by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

                The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company, and qualified under the 1939 Act, and is a legal, valid, binding and enforceable agreement of the Company (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity).

                The execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company, and when the terms of the Notes of any series have been established and such Notes have been completed, executed and authenticated, all in accordance with the provisions of the Board Resolutions and the Indenture and delivered and paid for pursuant to this Agreement, such Notes will constitute legal, valid, binding and enforceable obligations of the Company (subject to applicable bankruptcy,


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


      insolvency and similar laws affecting creditors' rights generally and to general principles of equity), entitled to the benefits of the Indenture.

                The statements set forth under the headings
      "Description of Debt Securities" and "Description of Notes" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions.

                The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company, and is a legal, valid, binding and enforceable agreement of the Company (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, and except that such counsel need express no opinion with respect to Section 7 of this Agreement providing for indemnification and contribution).

                The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus (including all supplements thereto) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the SEC; and the Registration Statement and the Prospectus (other than the financial statements and schedules and other financial and statistical data included therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the 1939 Act and the respective rules and regulations thereunder, other than Regulation S-T under the 1933 Act.

                To the knowledge of such counsel, except as disclosed in the Registration Statement or the Prospectus, there is no pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries, of a character required to be disclosed in the Registration Statement, which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus describing any legal proceedings relating to the Company fairly summarize such matters.

                The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, as supplemented or amended, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act or 1933 Act Regulations and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and/or distribution of the Notes by the Agents in the manner contemplated in this Agreement and in the Prospectus, as supplemented or amended, and such other approvals (specified in such opinion) as have been obtained.

                Neither the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or by which it is bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties.

                No holders of securities of the Company have rights to the registration of such securities under the Registration Statement

           In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of New York and Delaware or the federal laws of the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agents; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Subsidiary and public officials.

                Opinion of Counsel to the Agents. The opinion of Shaw Pittman Potts & Trowbridge, counsel to the Agents, covering to substantially similar effect the matters referred to in subsection (a)(1) of this Section, except that such counsel need not address the matters referred to in clauses (ii) and (vi).

           In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

           Officer's Certificate. On the date hereof, the Agents shall have received a certificate of the Chairman of the Board, the President or any Executive Vice President, and the Chief Financial Officer or the Controller of the Company, dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that to the best of their knowledge (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, or in the prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus, as supplemented or amended, (ii) the other representations and warranties of the Company contained in
Section 2 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the SEC.

           Other Documents. On the date hereof and on each Settlement Date with respect to any purchase of Notes by an Agent as principal, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to such Agent and to counsel to the Agents.

           Rating of Notes. On the date hereof and at all times hereafter during the term of this Agreement, the Notes shall have a rating of BBB- or above by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Baa3 or above by Moody's
Investors Service, Inc., as the case may be.

           Listing of Securities. On the date hereof and at all times hereafter, either (i) the Company shall have a class of securities that is listed, or authorized for listing, on the New York Stock Exchange or the American Stock Exchange, or listed on the National Market System of the Nasdaq Stock Market (or any successor to such entities), or (ii) the Company shall have provided evidence satisfactory to the Agents and to counsel to the Agents of the qualification or exemption from qualification of the offering and sale of the Notes under the applicable securities laws of all states of the United States and the District of Columbia.

           If any condition specified in this Section 4 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 3(h) hereof, the provisions concerning payment of expenses under Section 8 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 9 hereof and the provisions regarding parties set forth under Section 13 hereof shall remain in effect.

      Delivery of and Payment for Notes Sold through the Agents.

           Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account. Unless otherwise agreed between the Company and the Agent, all Notes will be issued in book-entry only form and will be represented by one or more fully registered global securities.

      Additional Covenants of the Company.

           The Company covenants and agrees with the Agents that:

           Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a sale of Notes to such Agent as principal, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

           Subsequent Delivery of Certificates. (i) Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K that is incorporated by reference into the Prospectus, (ii) on the date of each Terms Agreement for a purchase of Notes by an Agent as principal pursuant to Section 1(d) hereof, and
(iii) at the written request of the Agents in the case of each such amendment or supplement, the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes, an amendment or supplement which relates exclusively to an offering of securities other than the Notes or, except as hereinbefore described, an amendment or supplement resulting from the filing of any document incorporated by reference therein), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate of the Chairman of the Board, the President, the principal financial officer or the principal accounting officer of the Company dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment or date of such purchase as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 4(b) hereof which was last furnished to the Agents are true and correct at the time of such filing, supplement, amendment or purchase, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 4(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

           Subsequent Delivery of Legal Opinions. (i) Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K that is incorporated by reference into the Prospectus, (ii) on the date of each Terms Agreement for a purchase of Notes by an Agent as principal pursuant to Section 1(d) hereof, and (iii) at the reasonable written request of the Agents in the case of each such filing, amendment or supplement, each time that there is filed with the SEC any report on Form 8-K, or the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or maturity dates of the Notes or similar changes or solely for the inclusion of additional financial information, an amendment or supplement which relates exclusively to an offering of securities other than the Notes or, except as hereinbefore described, an amendment or supplement resulting from the filing of any document incorporated by reference therein), the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinions of Cleary, Gottlieb, Steen & Hamilton, counsel to the Company, Philip S. Toohey, Executive Vice President, General Counsel and Secretary to the Company, or other counsel satisfactory to the Agents, dated the date of filing with the SEC of such supplement or the date of effectiveness of such amendment or the date of such purchase, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 4(a) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, such counsel, or counsel last furnishing such opinions to the Agents, shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

           Delivery of Comfort Letters. At the times and under the circumstances set forth below, the Company shall cause KPMG Peat Marwick LLP ("KPMG") to furnish the Agents a letter, in form and substance satisfactory to the Agents, to the effect that:

                They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1934 Act Regulations.

                In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations.

                On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                     (a) Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                     (b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS NO. 71, Interim Financial Information, on the unaudited consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

                     (c) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                     (1) any material modifications should be made to the unaudited consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

                     (2) the unaudited consolidated interim
      financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder;

                     (3) (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of long-term debt) or any decrease in shareholders' equity of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (ii) or the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of long-term debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or KPMG shall state any specific changes or decreases.

                The letter shall also state that KPMG has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents and agreed to by KPMG, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

           The Company shall cause such a letter to be delivered to the Agents (A) on the date of each Terms Agreement for the purchase of Notes by an Agent as principal pursuant to Section 1(d) hereof, dated as of such date, (B) within five business days of the relevant filing date, each time that there is filed with the SEC by the Company any Annual Report on Form 10- K or Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus, dated the date of filing of such report with the SEC and (C) if reasonably required by the Agents, within five days of written request by the Agents, each time that there is filed any Current Report on Form 8-K that includes financial information, and each time that the Registration Statement or Prospectus shall be amended or supplemented to include additional financial information, dated the date of effectiveness of such filing, amendment or supplement, as the case may be. Each such letter shall be of the tenor described above in clauses (i) through (iv) but modified to relate to the Registration Statement and Prospectus, as amended and supplemented through the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, and otherwise in form satisfactory to the Agents.

           Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (b),
(c) or (d) of this Section during any period beginning on the date on which the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a written request from the Company or, if later, the date thereafter when the Agents shall no longer hold any Notes purchased as principal from the Company, and ending on the earlier of the date when the Company shall request, by written notice to the Agents, that solicitation of purchases of the Notes should be resumed or the date when the Company shall subsequently agree for the Agents to purchase Notes as principal.

      Indemnification and Contribution.

           The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent, and each person who controls any Agent within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the 1939 Act of the Trustee, and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus as amended or supplemented in connection with the sale of such Notes excluding documents incorporated therein by reference at or prior to the written confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

           Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Agent may otherwise have. The Company acknowledges that the statements set forth (i) in the last two paragraphs on the cover page, (ii) in the first paragraph on page S-2 relating to stabilization and (iii) under the heading "Plan of Distribution" in the Prospectus, as supplemented or amended, constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the documents referred to in the foregoing indemnity, and you, as the Agents, confirm that such statements are correct.

           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b)above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

           In the event that the indemnity provided in paragraph
(a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Agents severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same)(collectively "Losses") to which the Company and one or more of the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agents on the other from the offering of the Notes; provided, however, that in no case shall any Agent (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by or through such Agent hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of Notes (before deducting expenses) received by it, and benefits received by the Agents shall be deemed to be equal to the total underwriting discounts and commissions, in each case to the date of the Loss. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Agent shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

      Payment of Expenses.

           The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                The preparation and filing of the Registration
      Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

                The preparation, filing and reproduction of this Agreement;

                The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

                The qualification of the Notes under state securities or insurance laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                The printing and delivery to the Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

                The preparation, printing, reproduction and delivery to the Agents of copies of the Indentures and all supplements and amendments thereto;

                The rating of the Notes;

                If applicable, the listing of the Notes on any securities exchange;

                Any filing with the National Association of Securities Dealers, Inc.; and

                Securing any CUSIP or other identification numbers for the Notes.

The Company shall also pay the fees and disbursements of the Trustee (including the reasonable fees and disbursements of counsel to the Trustee), any registrar, transfer agent, paying agent, calculation agent and any book-entry system depositary (or nominee thereof) with respect to the Notes and of the Company's independent public accountants and special counsel.

           In addition to the expenses specified in paragraph (a) the Company will pay or reimburse:

                The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby; and

                Any advertising and other out-of-pocket expenses of the Agents incurred in connection with the offering of the Notes with the prior written approval of the Company.



      Representations, Warranties and Agreements to Survive
      Delivery.

           All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

      Termination.

           Termination of this Agreement. This Agreement (excluding any agreement hereunder by an Agent to purchase Notes as principal) may be terminated for any reason, with respect to one or more, or all, of the Agents, at any time by either the Company or one or more of the Agents upon the giving of 30 days' written notice of such termination to the other party hereto. Any termination by the Company of this Agreement with respect to one or more, but less than all, of the Agents shall be effective with respect to such designated Agents only, and the Agreement will remain in force and effect with respect to any other Agents who remain parties hereto.

           Termination of Agreement to Purchase Notes as Principal. An Agent may terminate any agreement hereunder by such Agent to purchase Notes as principal, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, or (ii) if there shall have occurred, since the date of such agreement, any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if, since the date of such agreement, trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or (iv) if, since the date of such agreement, a banking moratorium shall have been declared by either Federal or New York authorities.

           If, after the date of an agreement hereunder to purchase Notes as principal and prior to the Settlement Date with respect to such agreement, the rating assigned by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc., as the case may be, to any debt securities of the Company shall have been lowered or if either of such rating agencies shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, then the Company and the Agent mutually shall determine whether the terms of such agreement to purchase Notes shall need to be renegotiated and, if so, shall so negotiate in good faith the revised terms of such agreement to purchase Notes. In the event that the Company and the Agent reasonably fail to agree on any such revised terms, then either the Company or the Agent may terminate such agreement to purchase Notes.

           General. In the event of a termination under this
Section 10, or following the Settlement Date in connection with a sale to or through an Agent appointed on a one-time basis, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with Section 1(c) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 8 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 9, 12 and 13 hereof shall remain in effect.

      Notices.

           Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram. Notices to the Company shall be delivered to it at the address specified below and notices to any Agent shall be delivered to it at the address set forth on Exhibit A.

           If to the Company:

                     HSBC Americas, Inc.
                     One Marine Midland Center
                     Buffalo, New York 14203
                     Attention: Chief Financial Officer
                     Telecopy: (716) 841-5391

           With a copy (which shall not constitute notice) to:

                     Philip S. Toohey, Esq.
                     Executive Vice President,
                     General Counsel and Secretary
                     HSBC Americas, Inc.
                     One Marine Midland Center
                     Buffalo, New York 14203
                     Telecopy: (716) 841-5391

                     Cleary, Gottlieb, Steen & Hamilton
                     One Liberty Plaza
                     New York, New York 10006
                     Attention: James F. Munsell, Esq.
                     Telecopy: (212) 225-3999

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this
Section 11.

      Governing Law; Counterparts.

           This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

      Parties.

           This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                               Very truly yours,

                               HSBC AMERICAS, INC.


                               By:
                                    Name:
                                    Title:

Accepted:


HSBC SECURITIES, INC.

By:
      Name:
      Title:


[Signatures By Agents To Follow]

[Signature Page for Agents]


LEHMAN BROTHERS INC.

By:
      Name:
      Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
      Name:
      Title:


SALOMON BROTHERS INC

By:
      Name:
      Title:

                                                        EXHIBIT A



                              AGENTS

HSBC Securities, Inc.
140 Broadway
New York, New York 10005
Telecopy: (212) 825-7517

      With a copy (which shall not constitute notice) to:

           Shaw Pittman Potts & Trowbridge
           2300 N Street, N.W.
           Washington, D.C.  20037
           Attention: Mary Jane Dodson, Esq.
           Telecopy: (202) 663-8007


[Names and Addresses of Additional Agents]

Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
New York, New York  10281

Salomon Brothers Inc
7 World Trade Center
New York, New York  10048

                                                        EXHIBIT B


           The following terms, if applicable, shall be agreed to by an Agent and the Company in connection with each sale of Notes on an agency basis:

                Principal Amount: $__________

                Interest Rate:
                     If Fixed Rate Note, Interest Rate:

                     If Floating Rate Note:
                        Interest Rate Basis:
                          Base Rate:
                          Initial Interest Rate:
                          Index Maturity:
                          Index Maturity for Initial Interest
                            Rate (if different):
                          Index Maturity for Final Interest
                            Payment Period (if different):
                          Spread or Spread Multiplier, if any:
                          Maximum Interest Rate, if any:
                          Minimum Interest Rate, if any:
                          Interest Payment Date(s):
                          Interest Rate Reset Dates:
                          Interest Rate Reset Period:
                          Calculation Agent:

                If Redeemable:

                          Initial Redemption Date:
                          Initial Redemption Percentage:
                          Annual Redemption Percentage Reduction:

                Original Issue Date:
                Stated Maturity Date:
                Final Maturity Date:
                Repayment Date(s)
                Purchase Price: _____%
                Settlement Date and Time:
                Extendible:

                Renewable:
                Additional Terms:

                                                        EXHIBIT C



           As compensation for the services of an Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note by such Agent which, unless otherwise agreed between the Company and Agent, shall be equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:



                                                   PERCENT OF
MATURITY RANGES                                  PRINCIPAL AMOUNT

From 9 months to less than 1 year..............       .125%

From 1 year to less than 18 months.............       .150

From 18 months to less than 2 years............       .200

From 2 years to less than 3 years..............       .250

From 3 years to less than 4 years..............       .350

From 4 years to less than 5 years..............       .450

From 5 years to less than 6 years..............       .500

From 6 years to less than 7 years..............       .550

From 7 years to less than 10 years.............       .600

From 10 years to less than 15 years............       .625

From 15 years to less than 20 years............       .700

From 20 years to less than 30 years............       .750



The commission for Notes with a maturity 30 years or more or sold to one or more Agents as principal also is subject to negotiation between the Company and the Agent at the time of sale.

                                                        EXHIBIT D


                        HSBC AMERICAS, INC.

                         MEDIUM TERM NOTES

                          TERMS AGREEMENT


                                                ___________, ____

HSBC Americas, Inc.
One Marine Midland Center
Buffalo, New York 14203

Attention:

      Re:  Distribution Agreement dated as of August 21, 1998
           (the "Distribution Agreement")


           The undersigned agrees to purchase your Medium-Term
Notes, Series __- ___ having the following terms:

           Principal (or face) Amount: $___________

           Original Issue Date:

           Settlement Date and Time:

           Stated Maturity Date:

           Final Maturity Date:

           Purchase Price: __% of Principal Amount, plus accrued interest, if any, from Settlement Date

           Price to Public: __% of Principal Amount, plus accrued interest, if any, from Settlement Date

           Initial Redemption Date:

           Initial Redemption Percentage:

           Annual Redemption Percentage Reduction:

           Repayment Date (Dates):

           Repayment Price:

           Total Amount of OID:

           Original Yield to Maturity

           Initial accrual period of OID:

           Applicability of modified payment upon acceleration:

                If yes, state issue price:

           Extendible:

           Renewable:

           Calculation Agent:

           Other terms of Notes:

           Provisions relating to underwriter default, if any:



                      (For Fixed Rate Notes)

           Interest Rate:



                     (For Floating Rate Notes)

           Base Rate:

           Initial Interest Rate:

           Index Maturity:

           Index Maturity for Initial Interest Rate (if different):

           Index Maturity for Final Interest Payment Period (if different):

           Interest Reset Period:

           Interest Payment Period:

           Spread: _________ points (+/-)

           Spread Multiplier: ________%

           Maximum Interest Rate: ___%

           Minimum Interest Rate: ___%

           Interest Payment Dates:

           Interest Rate Reset Dates:

           Interest Rate Reset Period:

           Interest Determination Dates:

           The provisions of the Distribution Agreement are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

           This Agreement is subject to termination in our absolute discretion on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions set forth in Section 10(c) of the Distribution Agreement shall survive for the purpose of this Agreement.

           The following opinions, certificates, comfort letters and documents referred to in Sections 4(c), 6(b), 6(c) and 6(d) will be required:



                               [NAME OF AGENT]



                               By:
                                    Name:
                                    Title:

Accepted:

HSBC Americas, Inc.

By:
      Name:
      Title:

                                                        EXHIBIT E



[Date]

[Name and Address of Agent]

Re: Issuance of $_________________ Medium Term Senior Notes,
    Series __-__, by HSBC Americas, Inc.

Dear __________:

The Distribution Agreement dated August 21, 1998 (the
"Agreement"), among HSBC Americas, Inc. (the "Company") and the
Agents named therein, provides for the issue and sale by the Company of its Medium Term Senior Notes, Series __-__.

Subject to and in accordance with the terms of the Agreement and accompanying Administrative Procedures, the Company hereby appoints you as Agent (as such term is defined in the Agreement) in connection with the purchase of the notes as described in the accompanying Pricing Supplement No. ___, dated ___________, _____, (the "Notes") but only for this one reverse inquiry transaction. Your appointment is made subject to the terms and conditions applicable to Agents under the Agreement and terminates upon payment for the Notes or other termination of this transaction. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the officer's certificate, opinions of counsel, and auditors' letter described in the Agreement are not enclosed but are available upon your request.

This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York.

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date. This action will confirm your appointment and your acceptance and agreement to act as Agent in connection with the issue and sale of the above described Notes under the terms and conditions of the Agreement.

Very truly yours,
                                    AGREED AND ACCEPTED

HSBC AMERICAS, INC.                 [Name of Agent]

By:____________________             By:_____________________
Name:__________________             Name:___________________
Title:_________________             Title:__________________